Exhibit 99.1

HECKMANN CORPORATION ANNOUNCES COMPLETION OF TEXAS

WATER AND WASTEWATER SERVICE COMPANY ACQUISITION

Acquisition of Complete Vacuum and Rental Inc. significantly expands produced water business capabilities and enables expansion into other natural gas shale areas

Palm Desert, CA — December 1, 2010 — Heckmann Corporation of Palm Desert, California (NYSE: HEK, HEK.U, HEK.WS) today announced that it has completed its acquisition of Complete Vacuum and Rental Inc. (“CVR”), a private oilfield produced water disposal and transport company based in Carthage, Texas. CVR owns and operates more than 175 tractors and trailers along with 6 active disposal facilities plus an additional 4 permitted sites. When completed, CVR’s total disposal capacity will be approximately 205,000 barrels per day.

For the last fiscal year, CVR’s revenues totaled approximately $60.0 million and earnings before interest, taxes, depreciation, and amortization (“EBITDA”) totaled approximately $14.0 million. The purchase price for CVR was $64.0 million which consisted of approximately $28.9 million in cash, 1.9 million shares of HEK common stock and the assumption of approximately $27.0 million of debt. Terms of the agreement include an earnout for CVR for EBITDA exceeding $20.0 million annually for the next three years.

Mr. Richard J. Heckmann, Chairman and CEO of Heckmann Corporation, stated, “We believe CVR is a great synergistic fit for our Heckman Water Resources division in the Haynesville Shale, and we fully expect to be able to use our recourses to grow the combined businesses. We are constructing a truck terminal on our pipeline which we expect to complete by the end of this year, providing broad access to the CVR truck fleet across the region. We now offer a full service solution to natural gas producers operating in the area through our 50-mile pipeline, a large transportation fleet, and deep-injection disposal of produced water.”

Heckmann Corporation

About Heckmann Corporation

Heckmann Corporation (NYSE: HEK) was created to buy and build companies in the water sector. On January 30, 2010, the Company completed its 50-mile water disposal pipeline in the Haynesville Shale which can treat and dispose up to 100,000 barrels of water per day. The completion of the pipeline, along with the acquisition of oilfield produced water disposal and transport company Complete Vacuum and Rental Inc., makes the Company one of the largest handlers of produced water in North America. On February 9, 2010, the Company announced its joint venture with Energy Transfer Partners (NYSE: ETP) to provide turnkey transportation and treatment solutions for complicated water flows in the Marcellus and Haynesville oil and natural gas fields. In October of 2008, the Company acquired China Water & Drinks, Inc., and now operates seven bottled water facilities in the Peoples Republic of China with Coca Cola as its largest customer. The Company also makes strategic minority interest investments, such as its investment in water infrastructure solutions and pipeline provider Underground Solutions, Inc. (OTC: UGSI).

Interested stockholders and investors can access additional information about Heckmann on the Company’s web site at www.heckmanncorp.com, and in documents filed with the U.S. Securities and Exchange Commission, on the SEC’s web site at www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s filings with the Securities and Exchange Commission and available at www.sec.gov as well as the Company’s website at www.heckmanncorp.com. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Kristen McNally

The Piacente Group, Inc.

Tel. +1 212 481 2050

heckmann@tpg-ir.com

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